UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 2017

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

22 West Washington Street
Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including
area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 7.01. Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on January 5, 2018.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others,

•               liability for any losses that result from an actual or claimed breach of our fiduciary duties;

•               failing to maintain and protect our brand, independence, and reputation;

•               failing to differentiate our products and continuously create innovative, proprietary research tools;

•               failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy;

•               trends in the asset management industry, including the increasing popularity of passively managed investment vehicles;

•               liability associated with the storage of personal information related to individuals as well as portfolio and account-level information;

•               liability relating to the acquisition or redistribution of data or information we acquire or errors included therein;

•               compliance failures, regulatory action, or changes in laws applicable to our investment advisory or credit rating operations;

•               the failure of acquisitions and other investments to produce the results we anticipate;

•               downturns in the financial sector, global financial markets, and global economy;

•               the effect of market volatility on revenue from asset-based fees;

•               a prolonged outage of our database, technology-based products and services, or network facilities; and

•               challenges faced by our non-U.S. operations, including the concentration of data and development work at our offshore facilities in China and India.

Investor Questions and Answers: December 18, 2017

We encourage current shareholders, potential shareholders, and other interested parties to send questions to us in writing and make written responses available on a regular basis. The following answers respond to selected questions received through December 15, 2017.

If you would like to submit a question, please send an e-mail to investors@morningstar.com or write to us at the following address:

Morningstar, Inc.

Investor Relations

22 W. Washington St.

Chicago, IL 60602

Market Size and Potential

1.              What do you see as the size of the marketplace for portfolio and fund analysis, both for fee-based only RIAs (your area of growth) and in other channels?

Your question suggests that fee-based advice is tied to the RIA business model. It’s definitely true that fee-based advice has traditionally been associated primarily with the RIA marketplace. However, over the past several years, fee-based business models have grown across all advisor channels. We estimate that approximately two thirds of wirehouse total advisory revenue is coming from fee-based engagements as opposed to commission-based engagements. We expect this trend to continue.

All investors should periodically analyze their portfolios, or outsource this work to a financial advisor who does this analysis on their behalf. Financial advisors are a core customer group and represent a large addressable market for our portfolio and fund analysis.

The advisor ecosystem is broad in both the United States and in other parts of the world where we focus and our research and analysis is available. The US is our largest market, and consists of independent advisors at registered investment advisor (RIA) firms, advisors affiliated with independent broker-dealers, dually registered advisors, and “captive” advisors who are employees of a broker-dealer. Such broker-dealers include wirehouses, regional broker-dealers, and banks.

In total, Cerulli Associates estimates that there were approximately 311,000 financial advisors in the United States as of the end of 2016, managing $17.9 trillion in assets. The independent RIA subsegment consists of approximately 37,000 advisors, who manage approximately $2.5 trillion in assets (or 14%).  The independent RIA channel is the only subsegment that is expected to grow by both headcount and asset share, according to Cerulli’s estimates. Growth is expected to come in at approximately 3% through 2021, with asset share growth of 1.4%.  As the market leader for independent advisor portfolio reporting and accounting solutions (per Financial Planning’s most recent “Tech Survey”), these market factors continue to position Morningstar for continued growth for our products.

2.             Similarly, what is market size & growth opportunity in Direct for Wealth Management?

Morningstar Direct for Wealth Managers (DWM) is our new cloud-based investment research platform targeted at high-net worth advisors at both broker-dealers and RIAs. DWM streamlines communication between the home office manager research team and the advisors in the field, helping them collaborate in real-time, and is powered by Morningstar’s leading research, extensive data and modern portfolio analytics.

The wealth management space is a subset of the overall advisor population. We see our key customer groups as national and regional broker dealers, hybrid RIA’s, trust banks and retail bank broker dealers.  Many large broker-dealers have practices dedicated to this area, as do trust banks and sophisticated RIAs who focus on high net worth individuals.

These groups combined currently manage approximately $6.5 trillion in assets based on Cerulli data.   Over the past few years, the hybrid RIA channel has experienced significant growth, which is well-aligned to our strategy given DWM’s manager research, wealth management, and client communication capabilities.

3.             How you see Direct fitting into the current marketplace vis-a-vis the “old guard” (Stylus, Zephyr) and the “new guard” (Riskalyze, Hidden Levers, etc)?

There is a key differentiator between Morningstar and the firms mentioned. Both the “old guard” and the “new guard”, as defined in your question, offer certain point solutions (often relying on Morningstar data to fuel their software products). In contrast, Morningstar can deploy its data in a more cohesive, streamlined, and cost-effective manner to bring robust end-to-end solutions to our customers.

In particular, our significant investment in in-house research and data allows us to innovate with unique insight and speed. For example, our research team’s work was essential to our 2017 launch of a new Best Interest Scorecard, which allows advisors to determine, demonstrate, and document that they have adhered to the highest standard of fiduciary care when constructing and analyzing client portfolios. The proposed Department of Labor fiduciary rule brought these issues to the forefront, and many firms have adopted these standards as “best practices” given the increasingly stiff competition and awareness of lower-cost automated advice alternatives among individual investors. Few, if any, of our competitors have the investment subject matter expertise and data sets needed to develop a tool as comprehensive as the Best Interest Scorecard. Our research team has also been an integral component to our new and differentiated portfolio risk model, which integrates with our Direct platform for use within a wealth management firm’s complete workflow.

Of course, we recognize that many advisors and the firms that employ them do choose to use specific non-Morningstar solutions (including offerings that have been developed by the firms you reference above). Therefore, we pursue an open-architecture integration strategy that allows customers to connect to certain single-use solutions, as determined by client demand.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: December 18, 2017	By:	/s/ Jason Dubinsky
Jason Dubinsky
Chief Financial Officer